Exhibit 32.1
CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER AND SENIOR VICE PRESIDENT, OPERATIONS AND
CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Stephen T. Worland, Ph.D., as President and Chief Executive Officer of the Company, and James T. Glover, as Senior Vice President, Operations and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
     1. The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the periods covered by the Quarterly Report.

/s/ Stephen T. Worland, Ph.D.	/s/ James T. Glover

Stephen T. Worland, Ph.D.	James T. Glover
President and Chief Executive Officer	Senior Vice President, Operations and
Date: April 24, 2009	Chief Financial Officer
Date: April 24, 2009